EXHIBIT 23.4

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in Amendment No. 2 to the Registration Statement on Form S-4 of HMZ Metals, Inc. (the "Registration Statement") of our Auditors' Report dated February 25, 2003.

We hereby further consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ KPMG LLP

KPMG LLP

Chartered Accountants